Exhibit 10.1
NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE

Up to $20,000,000 in Principal Amount    September 9, 2025
FOR VALUE RECEIVED, SERINA THERAPEUTICS, INC., a Delaware corporation (the “Borrower”) hereby unconditionally promises to pay to the order of those lenders from time to time set forth on Schedule 1 hereto (the “Lenders”) the principal amount of up to $20,000,000 to the account specified by each applicable Lender from time to time in writing, pursuant to the terms of this senior unsecured convertible promissory note (together with all documents, instruments, and agreements entered into and/or delivered in connection herewith, the “Note”).
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lenders hereby agree as follows:
1.Definitions. In addition to the terms defined hereinafter, the following terms used in this Note shall be construed to have the meanings set forth or referenced below.
(a)“Business Day” means any day that is not a Saturday or Sunday or any day on which commercial banks in Delaware are required or permitted to be closed.
(b)“Effective Date” means September 9, 2025.
(c)“Majority of Lenders” at any given time means those Lender(s) to whom a majority of the then-outstanding principal amount under this Note is owed.
(d)“Milestone 1” means the execution of this Note by Borrower and Lender, which Milestone shall occur on the Effective Date.
(e)“Milestone 2” means the admission of the first patient participating in the Study to clinic on or before December 15, 2025.
(f)“Milestone 3” means the admission of the second patient participating in the Study to clinic.
(g)“Milestone 4” means the dosing of the last patient in Cohort 1 of the Study.
(h)“Milestone 5” means the Borrower has received approval from the Data Monitoring and Safety Board (DMSB) to proceed with dosing patients in Cohort 2 of the Study.
(i)“Study” means the Borrower’s SER-252-1b registrational clinical study.
2.Principal Amount of Note.

(a)The principal amount of the loans to be extended pursuant to this Note is up to $20,000,000 (the “Total Commitment Amount”). The Total Commitment Amount shall made available to the Borrower in five tranches as described in this Section 2(a), in each case subject to the prior satisfaction of all conditions to borrowing in this Note.
(i)Up to $5,000,000 of the Total Commitment Amount shall be available to the Borrower during the period beginning on the date on which Milestone 1 occurs and ending on September 30, 2025 (the “Tranche 1 Loan”). Borrower may elect to draw all or a portion of the Tranche 1 Loan during the period described in the preceding sentence by providing a written notice to the Lender, in the form attached hereto as Exhibit A (the “Milestone 1 Notice”), stating the amount of the Tranche 1 Loan that Borrower has elected to draw (the “Tranche 1 Draw Amount”). Upon receiving the Milestone 1 Notice, the Lenders shall pay to Borrower an amount equal to the Tranche 1 Draw Amount by wire transfer of immediately available funds to the account specified in such notice within three Business Days following receipt thereof.
(ii)Up to $2,500,000 of the Total Commitment Amount shall be available to the Borrower from December 15, 2025 until January 15, 2026, provided that Milestone 2 has occurred on or before December 15, 2025 (the “Tranche 2 Loan”). If Milestone 2 has not occurred on or before December 15, 2025 (the “Milestone 2 Deadline”), Borrower shall have no right to receive any portion of the Tranche 2 Loan unless otherwise agreed in writing by Lender. If Milestone 2 has occurred on or before the Milestone 2 Deadline and the Borrower determines, in its discretion, that it does not have cash available at such time to cover the projected costs and expenses (as estimated by Borrower, in its discretion) to reach Milestone 3 (the “Amount Needed for Milestone 3”), then Borrower shall be required to draw from the Tranche 2 Loan the difference between (A) the Amount Needed for Milestone 3 and (B) the amount of Borrower’s available cash at such time, up to the full amount of the Tranche 2 Loan. Within three Business Days following the Milestone 2 Deadline, Borrower shall provide a written notice to Lender, in the form attached hereto as Exhibit A (the “Milestone 2 Notice”), stating the amount, if any, to be drawn by Borrower from the Tranche 2 Loan pursuant to this Section 2(a)(ii) (the “Tranche 2 Draw Amount”). Upon receiving the Milestone 2 Notice, the Lenders shall pay to Borrower an amount equal to the Tranche 2 Draw Amount by wire transfer of immediately available funds to the account specified in such notice within three Business Days following receipt thereof.
(iii)Up to $2,500,000 of the Total Commitment Amount shall be available to the Borrower on the date on which Milestone 3 occurs (the “Tranche 3 Loan”). If Milestone 3 has occurred and the Borrower determines, in its discretion, that it does not have enough cash at that time to cover the projected costs and expenses (as estimated by Borrower, in its discretion) to reach Milestone 4 (the “Amount Needed for Milestone 4”), then Borrower shall be required to draw from the Tranche 3 Loan the difference between (A) the Amount Needed for Milestone 4 and (B) the amount of Borrower’s available cash at such time, up to the full amount of the Tranche 3 Loan. Within twenty Business Days following the occurrence of Milestone 3, Borrower shall provide a written notice to Lender, in the form attached hereto as Exhibit A (the “Milestone 3 Notice”) stating the amount, if any, to be drawn by Borrower from the Tranche 3 Loan pursuant to this Section 2(a)(iii) (the “Tranche 3 Draw Amount”). Upon receiving the Milestone 3 Notice, the Lenders shall pay to Borrower an amount equal to the Tranche 3 Draw Amount by wire transfer of immediately available funds to the account specified in such notice within three Business Days following receipt thereof.
(iv) Up to $5,000,000 of the Total Commitment Amount shall be available to the Borrower from March 15, 2026 until April 15, 2026, provided that Milestone 4 has occurred on or before March 15, 2026 (the “Tranche 4 Loan”). If Milestone 4 has not occurred on or before March 15, 2026 (the “Milestone 4 Deadline”), Borrower shall have no right to receive any portion of the Tranche 4 Loan, unless otherwise agreed in writing by Lender. If Milestone 4 has occurred on or before the Milestone 4 Deadline and the Borrower determines, in its discretion, that it does not does not have enough cash at that time to cover the projected costs and expenses (as estimated by Borrower, in its discretion) to reach Milestone 5 (the “Amount Needed for Milestone 5”), then Borrower shall be required to draw from the Tranche 4 Loan the difference between (A) the Amount Needed for Milestone 5 and (B) the amount of Borrower’s available cash at such time, up to the full amount of the Tranche 4 Loan. Within three Business Days following the Milestone 4 Deadline, Borrower shall provide a written notice to Lender, in the form attached hereto as Exhibit A (the “Milestone 4 Notice”) stating the amount, if any, to be drawn by Borrower from the Tranche 4 Loan pursuant to this Section 2(a)(iv) (the “Tranche 4 Draw Amount”). Upon receiving the Milestone 4 Notice, the Lenders shall pay to Borrower an amount equal to the Tranche 4 Draw Amount by wire transfer of immediately available funds to the account specified in such notice within three Business Days following receipt thereof.
(v)Up to $5,000,000 of the Total Commitment Amount shall be available to the Borrower from April 30, 2026 until May 31, 2026, provided that Milestone 5 has occurred on or before April 30, 2026 (the “Tranche 5 Loan”). If Milestone 5 has not occurred on or before April 30, 2026 (the “Milestone 5 Deadline”), Borrower shall have no right to receive any portion of the Tranche 5 Loan, unless otherwise agreed in writing by Lender. Within three Business Days following the Milestone 5 Deadline, Borrower shall provide a written notice to Lender, in the form attached hereto as Exhibit A (the “Milestone 5 Notice”) stating the amount, if any, to be drawn by Borrower from the Tranche 5 Loan pursuant to this Section 2(a)(v) (the “Tranche 5 Draw Amount” and, together with the Tranche 1 Draw Amount, the Tranche 2 Draw Amount, the Tranche 3 Draw Amount and the Tranche 4 Draw Amount, the “Draw Amounts”). Upon receiving the Milestone 5 Notice, the Lenders shall pay to Borrower an amount equal to the Tranche 5 Draw Amount by wire transfer of immediately available funds to the account specified in such notice within three Business Days following receipt thereof.
(b)The amounts paid to Borrower pursuant to Section 2(a) are collectively referred to herein as the “Loans,” and each individual tranche paid to Borrower pursuant to the preceding sentence may be referred to herein as a “Loan.” Each date on which the Borrower borrows a Loan (i.e., receives Loan funds), is referred to herein as a “Borrowing Date.” Any amounts repaid may not be re-borrowed.
(c)The proportion of the Tranche 1 Draw Amount to be funded by each Lender is set forth beside each Lender’s name on Schedule 1 hereto, subject to adjustment as provided in Section 27. Thereafter, unless otherwise agreed in writing by the Lenders, upon the satisfaction of the terms and conditions applicable to each Loan, each Lender shall be obligated to fund that portion of each Draw Amount according to such Lender’s proportion of funding of all prior Loans at such time. The foregoing notwithstanding, one or more Lenders may agree to fund all or a portion of a Loan that another Lender fails to fund, and the funding Lender(s) will receive the Warrants that otherwise would have been issued to the non-funding Lender in respect of such funding.
3.Interest.
(a)The outstanding principal amount of this Note shall bear interest at a rate of ten percent (10%) per annum, computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. Interest shall accrue from the Borrowing Date of the first Loan under this Note (the “Initial Funding”). For the first twelve (12) months following such Initial Funding, all interest on Loans made under this Note shall accrue and shall be payable in full in cash on the first anniversary of the Initial Funding. Thereafter, accrued interest on all Loans made under this Note shall be payable in cash on a quarterly basis, in arrears, on the last day of each calendar quarter (or, if such day is not a Business Day, on the next succeeding Business Day) until September 9, 2030 (the “Maturity Date”). Unpaid interest shall not compound, except as required by law.
(b)In the event of an Event of Default (as defined below), default interest shall accrue on the outstanding principal amount of the Note at 2% per annum above the non-default rate set forth above (“Default Interest”) and be payable on demand in cash.
(c)In the event any Lender fails to deliver such Lender’s applicable portion of any Draw Amount in full in accordance with Section 2 (an “Event of Default by Lender”), then, following a ten (10) calendar day period for such Lender to cure such failure to fund, (i) 50% of the Warrants theretofore issued to such Lender shall immediately expire, and (ii) not more than 50% of the Obligations outstanding under this Note owed to such Lender shall be convertible into shares of the common stock, par value $0.00001 per share of the Borrower (the “Common Stock”) pursuant to Section 10 without the written consent of the Borrower.
4.Maturity Date. Unless paid or converted earlier as provided herein, all amounts due and payable under this Note, including all outstanding principal, accrued and unpaid interest, and reasonable out-of-pocket fees and costs of enforcement (collectively, the “Obligations”), shall be due and payable in full in cash on the Maturity Date. All payments received shall be applied first to costs of collection (if any), then to accrued and unpaid interest on this Note, and then to the outstanding principal balance of this Note.
5.Voluntary Prepayments. The Borrower shall have the right, upon ten (10) Business Days prior written notice to the Lenders, to repay Obligations outstanding under this Note in full or in part, in cash at any time prior to the Maturity Date. Amounts paid toward any Loan tranche shall, if not sufficient to satisfy Obligations outstanding with respect to such Loan tranche, be apportioned pro rata among the Lenders in respect of the amount of Obligations owed to each Lender with respect to such Loan tranche. Notwithstanding the foregoing, a Lender may elect within the ten (10) Business Days of the Borrower’s notice of its intention to prepay under this provision to convert some or all of the outstanding Obligations into Common Stock in accordance with the terms of Section 10 of this Note.
6.Mandatory Repayments. The Borrower shall repay all, but not less than all, Obligations outstanding under this Note in cash in the event of any of the following: (a) a merger or consolidation in which the Borrower is a constituent party and the Borrower issues shares of its capital stock pursuant to such merger or consolidation, (b) the sale, lease, transfer, exclusive license or other disposition (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, by the Borrower of all or a material portion of the assets of the Borrower, (c) the liquidation, dissolution or winding up of the Borrower or any of its subsidiaries, whether voluntary or involuntary, in or out of a court process (the occurrence of any of the events set forth in clauses (a) - (c), each, a “Liquidity Event”), (d) any change in the ownership of the Borrower occurs where any person or entity, other than Juvenescence Limited, JuvVentures (UK) Limited, and their respective affiliates, directly or indirectly, becomes the beneficial owner of more than fifty percent (50%) of the voting shares of the Borrower (or obtains the rights to acquire such shares), a majority of the members of the board of directors in existence on the date hereof shall be replaced with other members not approved by members of the then-incumbent board of directors, or management of the Borrower declares that a change of control has occurred, irrespective of any occurrences described above (a “Change of Control”), or (e) the occurrence of a Bankruptcy Event (as defined below). The Borrower shall provide the Lender at least ten (10) Business Days following notice of any Liquidity Event or Change of Control during which time the Lender may elect to convert some or all of the outstanding Obligations into Common Stock in accordance with the terms of Section 10 of this Note
7.Representations, Warranties and Covenants of Borrower. To induce the Lenders to enter into this Note, the Borrower represents and warrants to the Lenders as of this date and on each Borrowing Date as set forth below. All representations, warranties and covenants of the Borrower contained in this Note shall survive until the indefeasible repayment in full, in cash or shares of Common Stock as provided herein of all Obligations under this Note.
(a)Existence; Power and Authority; Compliance with Laws. The Borrower (i) is a corporation duly organized, validly existing, and in good standing under the laws of its state of organization, (ii) has the requisite corporate power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to borrow under this Note, to execute and deliver this Note, and to perform its obligations hereunder, and (iii) is in compliance with all laws applicable to the Borrower except to the extent that the failure to comply therewith could not reasonably be expected to have a material adverse effect on the business of the Borrower.
(b)Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower, its borrowings hereunder, and the performance of its Obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws and governing documents. The Borrower has duly executed and delivered this Note.
(c)No Approvals. Except as has already been obtained, no consent, authorization, or order of, filing with, notice to, license from, or other act by, or in respect of, any governmental authority or any other person is required in order for the Borrower to borrow under this Note or to execute, deliver, or perform any of its obligations under this Note.
(d)No Violations. The execution and delivery of this Note, the borrowing under this Note, and the consummation by the Borrower of the transactions contemplated hereby do not and will not (i) violate any law applicable to the Borrower or by which any of its properties or assets may be bound or (ii) constitute a material default under any material agreement or contract by which the Borrower is bound.
(e)Enforceability. This Note is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(f)Restrictions on Other Indebtedness. Except as otherwise provided in this Note or agreed to by a Majority of Lenders in writing, the Borrower shall not incur, assume, guarantee, or otherwise become responsible or liable for any Indebtedness (as defined below), other than Permitted Indebtedness (as defined below), without the prior written consent of the Lender. As of the date hereof, the Borrower does not have any outstanding Indebtedness other than Permitted Indebtedness and Indebtedness set forth on Schedule 7(f). For purposes of this Note, the term “Indebtedness” shall mean (i) obligations for borrowed money, (ii) obligations evidenced by notes, bonds, debentures, or similar instruments, (iii) obligations for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice), and (iv) guarantees of any of the foregoing. For purposes of this Note, the term “Permitted Indebtedness” means (a) Indebtedness junior in right of payment to the Obligations under this Note, (b) trade payables and accrued expenses incurred in the ordinary course of business, (c) obligations under operating leases incurred in the ordinary course of business, (d) obligations secured by purchase money security interests in property acquired in the ordinary course of business, but only to the extent of the purchase price of such property, and (e) obligations under capital leases entered into in the ordinary course of business.
(g)Negative Pledge. The Borrower shall not allow, create, incur, assume, or suffer to exist any lien or security interest on or against any of its property or assets now owned or hereafter acquired, other than Permitted Liens (as defined below). For purposes of this Note, the term “Permitted Liens” means: (i) liens with respect to Indebtedness junior in right of payment to the Obligations under this Note, (ii) liens for taxes, assessments, or governmental charges that are not yet due and payable or are being contested in good faith; (iii) statutory liens of landlords, carriers, warehousemen, mechanics, and materialmen, incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iv) liens securing purchase money obligations and capital leases permitted under Section 7(f), but only to the extent of the purchase price of the property subject to such lien; and (v) other liens arising in the ordinary course of business that do not secure obligations for borrowed money.
(h)Preservation of Existence. The Borrower shall preserve, renew, and maintain in full force and effect its legal existence and good standing under the laws of its organization and maintain, preserve, and protect all of its material assets in good working order and condition, ordinary wear and tear permitted.
8.Priority of Obligations. The Borrower represents, warrants, and covenants that the Obligations under this Note constitute senior unsecured obligations of the Borrower. The Obligations shall rank senior in right of payment to all Indebtedness of the Borrower that is expressly subordinated to this Note, and pari passu in right of payment with all other unsecured Indebtedness of the Borrower, subject in each case to Permitted Indebtedness (as defined herein). The Borrower may incur additional Indebtedness that is junior to this Note without restriction, provided that no such Indebtedness shall be senior or pari passu in right of payment to this Note without the prior written consent of the Lenders.
9.Warrants. Borrower agrees to issue to each Lender, within five (5) days of a Borrowing Date, warrants, in the form attached hereto as Exhibit B, for the purchase of additional shares of Common Stock in an amount equal to 100% warrant coverage of the Loan funds extended by such Lender corresponding to such Borrowing Date. The Warrants shall have an exercise price equal to 105% of the Conversion Price. The warrants shall expire upon the earlier of (i) sixty (60) days following the achievement of Milestone 5 or (ii) September 30, 2026, and will be exercisable by the Lender at any time, subject to the restrictions in Section 10; provided that, the foregoing notwithstanding, the Warrants shall not expire until at least sixty (60) days after shareholder approval of this Note and the Warrants has been obtained as contemplated by Section 10(g) below. For the avoidance of doubt, warrants shall be issued only with respect to Loan tranches actually funded by the Lenders, and no warrants shall be issued in connection with any tranche not called and funded by the Borrower.
10.Conversion.
(a)Notwithstanding anything to the contrary in this Note, unless and until shareholder approval of the issuance of Common Stock by the Borrower is obtained by the Borrower, the conversion of Obligations pursuant to this Note shall be limited to the number of shares of Common Stock issuable upon conversion of this Note and the conversion or exercise of any other securities of the Borrower which would result in (i) the Lender’s beneficial ownership of Common Stock being at or below 19.9% of the Borrower’s outstanding shares on any date of determination (the “NYSE American Ownership Condition”), and (ii) compliance with the 20% limitation on issuances below the applicable “Minimum Price” required by Section 713 of the NYSE American LLC Company Guide (together with the definition of “Minimum Price” set forth in Section 713(c)) (the “NYSE

American Shareholder Approval Condition” and, together with the NYSE American Ownership Condition, the “NYSE American Conditions”).
(b)Optional Conversion. Subject to the NYSE American Conditions and Section 3(c), in lieu of Borrower making cash payments of principal pursuant to the terms of this Note, each Lender, in its sole discretion, at any time or from time to time until the Maturity Date, may elect to convert some or all of the outstanding principal amounts owed to such Lender under this Note into that number of shares of Common Stock at a conversion price (the “Conversion Price”) equal to $5.18. In connection with each conversion, the Lender shall provide a written notice to the Borrower of Lender’s election to convert (an “Election Notice”) specifying the dollar amount of Obligations to be converted, and upon delivery of such Election Notice to the Borrower, the Lender shall be treated for all purposes as the record holder of such shares of Common Stock as of the date of the Lender’s delivery to the Borrower of the applicable Election Notice. For the avoidance of doubt, the Conversion Price shall be deemed the “Minimum Price” for purposes of Section 312.04 of the NYSE American Company Guide.
(c)In the event that the Borrower at any time after the date hereof effects a subdivision or split of its Common Stock into a greater number of shares of Common Stock or shall issue a stock dividend on the outstanding Common Stock, then the Conversion Price shall be proportionately decreased and the number of shares of Common Stock issuable upon conversion of this Note shall be proportionately increased, effective as of the close of business on the date of such subdivision or split or the issuance of such dividend. In the event the Borrower at any time after the date hereof effects a combination or reverse stock split into a lesser number of shares of Common Stock, then in each such event the Conversion Price shall be proportionately increased, and the number of shares of Common Stock issuable upon conversion of the Obligations shall be proportionately decreased, effective as of the close of business on the date of such combination or reverse stock split.
(d)If at any time the number of shares of authorized Common Stock shall not be sufficient to effect the conversion of all outstanding principal amounts under this Note, the Borrower shall effect all such corporate action as is necessary to increase its authorized but unissued shares of Common Stock as shall be sufficient for such purpose.
(e)Each Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Each Lender agrees to furnish any additional information requested by the Borrower or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the conversion of any Obligations.
(f)Each Lender understands that the Common Stock issuable upon conversion of the outstanding principal amounts under this Note has not been, and may not be, registered under the Securities Act or state securities laws by reason of specific exemptions from the registration provisions thereof which depend on, among other things, the bona fide nature of the investment intent and the accuracy of such Lender’s representations as expressed herein. Each Lender understands that any unregistered shares of Common Stock are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, such Lender must hold such shares of Common Stock indefinitely unless they are registered with the SEC and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Notwithstanding the foregoing, the Borrower agrees that Borrower will pursue in good faith, and submit to the Securities and Exchange Commission (“SEC”) no later than January 31, 2026 a registration statement covering the resale by each Lender of the shares of Common Stock and warrant shares that Borrower receives or is entitled to receive under the terms of this Note and any Common Stock warrants issued to each Lender in connection with the Note. In the event that any additional Lenders are added to this Note in accordance with Section 27, then the Borrower will use commercially reasonable efforts to cause an amendment to such resale registration statement to be filed adding such additional Lender(s) to the resale registration statement.
(g)The Lender shall not be entitled to convert any portion of this Note or exercise of any portion of the Warrants if such exercise would require prior shareholder approval for the issuance of such shares pursuant to applicable NYSE American rules and regulations. The Borrower agrees to hold an annual or special meeting of its shareholders on or prior to the date that is ninety (90) days following the date of this Note which shall include a proposal for the purpose of obtaining shareholder approval, with the recommendation of the Borrower’s Board of Directors that such proposal be approved, and the Borrower shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management appointed proxyholders shall vote their proxies in favor of such proposal. If the Borrower does not obtain shareholder approval at the first meeting, the Borrower shall call a meeting every ninety (90) days thereafter to seek shareholder approval until shareholder approval is obtained. The Lender covenants that it will vote or cause to be voted all shares of the voting stock of the Borrower that it holds or exercises voting control or influence over as of the date of each such meeting in favor of such proposal, including but not limited to shares held by JuvVentures (UK) Limited.

(h)Notwithstanding anything to the contrary herein, the Borrower shall not effect any conversion of this Note or exercise any of the Warrants, and no Lender shall not be entitled to convert this Note or exercise any of the Warrants, for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect or immediately prior to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by such Lender, any of its “affiliates” (as such term is defined in Rule 144 under the Securities Act) (“Affiliate”) and any natural persons or legal entities (each, a “Person”) who are members of a Section 13(d) group with such Lender or its Affiliates to exceed 4.99% (the “Ownership Limitation”) of the total number of issued and outstanding shares of Common Stock of the Borrower following such conversion or exercise. For purposes of this paragraph, beneficial ownership and whether a holder is a member of a Section 13(d) group shall be calculated and determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder. Upon the written request of any Lender, the Borrower shall within two (2) trading days confirm in writing or by electronic mail to the holder the number of shares of Common Stock then outstanding. By written notice to the Borrower, any Lender may, from time to time, increase or decrease the Ownership Limitation as it applies to such Lender only to any other percentage. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this paragraph or to make changes or supplements necessary or desirable to properly give effect to such limitation.
11.Events of Default by Borrower. Upon the occurrence of any of the following events and subsequent provision by a Majority of Lenders to the Borrower of written notice of such event and, unless otherwise specified below, a ten (10) Business Day opportunity to cure (each, an “Event of Default by Borrower”), a Majority of Lenders may, at its option, by written notice to the Borrower declare all Obligations to be immediately due and payable in full:
(a)The Borrower shall fail to pay any amounts due under this Note in accordance with the provisions hereof or thereof;
(b)The Borrower shall fail to comply with any of the covenants or other provisions of this Note;
(c)Any representation, warranty, or other statement made by the Borrower in this Note shall prove to have been incorrect or misleading in any material respect when made (including on this date and any Borrowing Date) or deemed to have been made;
(d)The commencement against the Borrower of a bankruptcy case or any other liquidation, receivership, monitorship or other proceeding under laws affecting the rights of debtors and creditors, or a receiver, liquidator, monitor, or other fiduciary or similar person or entity is appointed over the Borrower, which case, proceeding, or appointment (A) shall continue undismissed, unstayed, or not vacated for a period of 30 days or more, or (B) is consented to or acquiesced in by the Borrower (in which case the cure period shall be deemed waived); and
(e)The commencement by the Borrower of a bankruptcy case or any other liquidation proceeding under laws affecting the rights of debtors and creditors, assignment for the benefit of creditors, wind-down, or other in-court or out-of-court liquidation or similar process or proceeding (any such proceeding described in this Section 11(e) or in Section 11(d) above, a “Bankruptcy Event”); there shall be no cure period with respect to the occurrence of an Event of Default by Borrower under this Section 11(e).
(f)The Borrower uses the net proceeds from this Note (i) in a manner inconsistent with the Borrower’s most recent business plan as provided to the Board of Directors, or (ii) in a manner inconsistent with any future Board-approved business plan of the Borrower, in each case without the prior written consent of a Majority of Lenders.
(g)The Borrower, directly or indirectly through its subsidiaries, (i) acquires, by purchase or otherwise, the business, assets, or equity of any other Person, or (ii) sells, transfers, leases, licenses, assigns or otherwise disposes of any of its business or assets, in each case other than (A) transactions in the ordinary course of business consistent with past practice, (B) sales of obsolete or worn-out equipment no longer used or useful in the business, (C) the sale or other disposition of the Borrower’s interest in NeuroAirmid Therapeutics, Inc., and (D) other transactions consented to in writing by a Majority of Lenders.
(h)The Borrower, directly or indirectly through its subsidiaries, (i) increases the compensation or benefits of any director or officer of the Borrower, or (ii) hires any new employees, in each case other than (A) increases in compensation or benefits made in the ordinary course of business consistent with past practice, (B) the hiring of non-officer employees to fill vacancies arising in the ordinary course of business, and (C) actions consented to in writing by a Majority of Lenders.
12.Remedies.
(a)In addition to any other rights, remedies, or powers that the Lenders may have under this Note or pursuant to applicable law, and without limitation thereof, upon and at any time during the occurrence of any Event of Default by Borrower, a Majority of Lenders may, by written notice to Borrower, declare the Obligations to be immediately due and payable and may exercise some or all of its rights and remedies under this Note or applicable law against the Borrower.
(b)The rights, powers, and remedies of the Lenders, as provided in this Note and under applicable law, shall be cumulative and concurrent and may be pursued singularly, successively, or together, at the sole discretion of the Lenders, and may be exercised as often as occasion therefor shall occur; and the failure to exercise or to continue to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Unless required by, and not waivable under, applicable law in any action or other proceedings to enforce this Note, the Lenders need not file or produce the original of this Note but only need file or produce a photocopy of this Note certified by the Lenders to be a true and correct copy of this Note.
(c)Upon the occurrence of an Event of Default by Lender, in addition to Section 3(c), the Borrower shall have the rights, powers, and remedies of the Borrower, as provided in this Note and under applicable law, shall be cumulative and concurrent and may be pursued singularly, successively, or together, at the sole discretion of the Borrower, and may be exercised as often as occasion therefor shall occur; and the failure to exercise or to continue to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Unless required by, and not waivable under, applicable law in any action or other proceedings to enforce this Note, the Borrower need not file or produce the original of this Note but only need file or produce a photocopy of this Note certified by the Borrower to be a true and correct copy of this Note.
13.Rescission of Payments or Conversions to Common Stock. If at any time any payment made by the Borrower under this Note, or any conversion of Obligations to Common Stock, is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, liquidation, or reorganization of the Borrower or otherwise, the Borrower’s obligation shall be reinstated as though such payment had not been made and to the extent that this Note has been terminated or deemed terminated, this Note shall be revived and reinstated with respect thereto. The obligations of the Borrower under this Section shall survive the Maturity Date, the payment in full of the Obligations, or conversion to Common Stock, and the termination of this Note.
14.No Control, Joint Venture, or Partnership. In connection with this Note, the Borrower is not providing to the Lenders, and the Lenders are not receiving, any power to “control” (as defined at 31 C.F.R. § 800.208) the Borrower or any rights, access, or involvement (as described in 31 C.F.R. § 800.211(b)) in the Borrower. Nothing in this Note shall be interpreted or construed (a) to create an association, agency relationship, joint venture, or partnership among the parties or to impose any partnership obligation or liability upon either party or (b) to create any other relationship between the parties other than that of borrower and lender. In addition, nothing in this Note shall be deemed to authorize or empower either party to act as agent for the other party, or to conduct business in the name, or for the account, of the other party.
15.Notices. Any notice required or permitted to be given under this Note shall be sufficient if in writing and sent by reputable overnight courier or email as set forth below:

If to Borrower:
Serina Therapeutics, Inc.
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
Attn: Steve Ledger, Chief Executive Officer
Email: [***]

With copy (which shall not constitute notice) to:

Bradley Arant Boult Cummings LLP
200 Clinton Ave. West, Suite 900
Huntsville, Alabama 35801
Attn: Scott Ludwig
Email: [***]

If to any Lender:	Pursuant to the contact information provided by such Lender on the signature page to this Note

16.Indemnity.
(a)Effective as of the Initial Funding, in addition to the payment of expenses pursuant to Section 20, the Borrower shall defend, indemnify, pay and hold harmless each Lender and its respective affiliates and their respective past, present and future respective directors, managers, shareholders, members, officers, employees, counsel, accountants, investors, financial advisors, agents, consultants and other advisors (each, an “Indemnitee”), from and against (i) any transfer taxes, stamp duties, or similar taxes (other than any tax on the overall net income of such Lender) imposed in connection with this Note, and (ii) any losses, liabilities, damages, claims, costs, or expenses (including reasonable attorneys’ fees) imposed on or incurred by such Indemnitee, in each case arising out of or relating to (A) any breach of any representation, warranty, or covenant of the Borrower contained in this Note or in any agreement executed in connection herewith, or (B) any action, claim, or proceeding initiated by a third party to the extent based on or arising out of such breach, except to the extent resulting from the gross negligence or willful misconduct of such Indemnitee. The obligations of the Borrower under this Section shall survive the Maturity Date, repayment or conversion of this Note, and the termination of this Note.
(b)Effective as of the Initial Funding, each Lender shall, severally and not jointly, defend, indemnify, pay and hold harmless the Borrower and its Indemnitees from and against any losses, liabilities, damages, claims, costs, or expenses (including reasonable attorneys’ fees) imposed on or incurred by such Indemnitee arising out of or relating to (i) any breach of any representation, warranty, or covenant of such Lender contained in this Note or in any agreement executed in connection herewith, or (ii) any action, claim, or proceeding initiated by a third party to the extent based on or arising out of such breach, except to the extent resulting from the gross negligence or willful misconduct of such Indemnitee. The obligations of the Lenders under this Section shall survive the Maturity Date, repayment or conversion of this Note, and the termination of this Note.
(c)The indemnified party shall promptly notify the indemnifying party of any claim for which indemnification is sought under this Section 16 and shall cooperate in the defense of such claim. The indemnifying party shall have the right to assume the defense of such claim with counsel of its choice reasonably acceptable to the indemnified party.
17.Further Assurances. Upon request by a Majority of Lenders, the Borrower shall execute and deliver such additional documents, instruments, certificates, or agreements as may be reasonably necessary to carry out the intent and purposes of this Note and the transactions contemplated hereby.
18.Conditions to Borrowing. In addition to any conditions set forth in Section 2(a), the following conditions apply to the making of the Loans:
(a)No Event of Default by Borrower shall have occurred and be continuing;
(b)Each of the representations and warranties made by the Borrower herein shall be true and correct immediately prior to, and after giving effect to, such Loan;

(c)The making of such Loan shall not violate any applicable law or be enjoined, temporarily, preliminarily, or permanently;
(d)After giving effect to such Loan, the Total Commitment Amount will not be exceeded; and
(e)There shall exist no order of any court of competent jurisdiction that would prevent the Borrower or any Lender from honoring their respective obligations or would prevent any Lender from exercising any of its rights or remedies, under this Note or applicable law.
19.Confidentiality. Each party shall hold, and shall use commercially reasonable efforts to cause its affiliates, and its and their respective Representatives (as defined below) to hold, in strict confidence from any person or entity (other than any such affiliate or Representative) the terms and conditions of this Note and any facts or other information related to this Note, unless (i) such party is required to disclose such information by applicable law, rule or regulation; (ii) such information is disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, or (iii) the party to whom disclosure of this Note is made has executed a confidentiality agreement with Borrower. As used herein, “Representatives” means directors, managers, shareholders, members, officers, employees, counsel, accountants, lenders, investors, financial advisors, consultants, and other advisors, in each case with respect to the transactions contemplated by this Note.
20.Fees and Expenses. The Borrower shall pay, on demand, (a) in connection with any Event of Default by Borrower, in addition to all unpaid principal and accrued interest (including, if applicable, interest at the default rate), all reasonable and documented fees, costs, and expenses incurred by the Lender in the collection or enforcement of this Note, including the reasonable fees and expenses of attorneys and other agents engaged by the Lender, whether or not legal proceedings are commenced, and (b) the reasonable and documented legal fees and expenses of the Lender, not to exceed $25,000, incurred in connection with the negotiation, preparation, execution, and delivery of this Note and the transactions contemplated hereby. Any Lender who has caused an Event of Default by Lender shall pay, on demand, in connection with any Event of Default by Lender, in addition to that Lender’s allocable portion of that Lender’s Draw Amount, all reasonable and documented fees, costs, and expenses incurred by the Borrower in the enforcement of this Note, including the reasonable fees and expenses of attorneys and other agents engaged by the Borrower, whether or not legal proceedings are commenced
21.Waivers. The Borrower hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, and to the addition or release of any other party or person primarily or secondarily liable.
22.GOVERNING LAW. THE BORROWER AND THE LENDER EACH IRREVOCABLY AND UNCONDITIONALLY AGREE THAT THE OBLIGATIONS OF THE BORROWER AND THE RIGHTS AND REMEDIES OF THE LENDER UNDER THIS NOTE, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).
23.Jurisdiction. The Borrower and the Lenders hereby irrevocably and unconditionally submit to the jurisdiction of any state or federal court located in Delaware, in any action or proceeding arising out of or relating to this Note. The Borrower and the Lenders hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, (a) any objection that they may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of this Note in any state or federal court located in Delaware, and (b) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
24.JURY TRIAL. THE BORROWER AND THE LENDERS EACH IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF THE BORROWER OR THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
25.Entire Agreement. This Note, together with all other instruments, agreements, and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, and inducements, whether express or implied, oral or written. This Note may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no oral agreements between the parties. Each of the exhibits and schedules attached hereto are incorporated into this Note and by this reference made a part hereof.
26.Amendments. No modification, amendment, or other revision of the provisions of this Note shall be binding unless in writing and signed by the Lenders and Borrower; provided, that with the written consent of a Majority of Lenders, one or more additional Lenders may be made a party to this Note by execution of a counterpart signature page hereto; and provided further, that the Borrower shall be entitled to update Schedule 1 from time to time to reflect the addition of Lenders or update the amounts extended as Loans hereunder. No omission or delay by any Lender in exercising or continuing any right, remedy, or power under this Note shall impair the exercise or continuation of any such right, remedy, or power or be construed to be a waiver of any default or Event of Default to be an acquiescence therein.
27.Addition of Lenders. A Majority of Lenders, with the written consent of the Borrower (which consent shall not be unreasonably withheld), may permit one or more additional lenders who are accredited investors to become parties to this Note as Lenders under the same terms, provided each such additional Lender executes and delivers an agreement in form and substance reasonably satisfactory to the Borrower evidencing its acceptance of the rights and obligations hereunder. Upon the addition of any Lender to this Note, the Borrower shall update Schedule 1 accordingly.
28.Severability. In the event that any one or more of the provisions of this Note are deemed to be invalid, illegal, or otherwise unenforceable in any respect, (i) the validity, legality, and enforceability of the remaining provisions shall not in any manner be affected or impaired thereby and (ii) the parties hereto shall endeavor in good-faith negotiations to replace any prohibited or unenforceable provisions with valid and enforceable provisions, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provisions.
29.Representation by Counsel; Drafting. The Borrower has been provided the opportunity to be represented by counsel of its choice in connection with this Note. The Borrower has executed this Note freely and without coercion or duress. This Note shall be deemed to have been drafted by both parties hereto and no presumptions shall be made against either party based on the actual drafting of this Note or any provision of this Note.
30.Binding Nature of Obligations; Assignment. This Note shall be binding upon the Borrower and its successors and permitted assigns and shall inure to the benefit of the Lenders and its successors, assigns, and permitted transferees. This Note may not be transferred or assigned by any Lender, in whole or in part, without the prior written consent of the Borrower. The Borrower may not assign this Note or delegate any of its obligations hereunder without the prior written consent of a Majority of Lenders, which consent may be withheld or conditioned in the sole discretion of the Lenders, and any assignment made in violation of this provision is void.
31.Survival. Sections 12-16, and 19-31 shall survive the termination or repayment in full of this Note.
32.Counterparts. This Note may be executed in two (2) or more counterparts, each of which, when fully executed, shall be deemed to be an original, and shall suffice as proof of this Note. Delivery of an executed counterpart or fully executed copy of this Note by facsimile or a .pdf data file or other scanned/electronic executed counterpart or fully executed copy by email shall be equally as effective as delivery of a manually executed counterpart or fully executed original of this Note. Each duplicate and counterpart shall be equally admissible in evidence, and each shall fully bind each party who has executed it. The parties to this Note agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties agree they will have no rights to challenge the use or authenticity of this Note based solely on the absence of an original signature.
BORROWER:

SERINA THERAPEUTICS, INC.

By: /s/ Steve Ledger
    Steve Ledger

Chief Executive Officer

LENDER:

/s/ Gregory Bailey
Gregory Bailey

Schedule 1
Schedule of Lenders
As of September 9, 2025

Name	Tranche 1 Percentage	Amount Funded	Date
Greg Bailey	100%	$5,000,000	September [__], 2025

EXHIBIT A
FORM OF MILESTONE NOTICE
(See attached)

EXHIBIT B
FORM OF WARRANT
(See attached)